Exhibit 4.2

Execution Version

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC

Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 25, 2009

Senior Secured System Restoration Bonds

This FIRST SUPPLEMENTAL INDENTURE dated as of November 25, 2009 (this “Supplement”), by and among CenterPoint Energy Restoration Bond Company, LLC, a Delaware limited liability company (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as trustee (the “Trustee”), is entered into pursuant to the Indenture dated as of even date herewith between the Issuer and the Trustee (the “Indenture”).

PRELIMINARY STATEMENT; GRANTING CLAUSE

The Issuer has duly authorized the execution and delivery of this Supplement and the creation of System Restoration Bonds with an initial aggregate principal amount of $664,859,000 to be known as the Issuer’s Senior Secured System Restoration Bonds (the “Bonds”). All things necessary to make the Bonds, when duly executed by the Issuer and authenticated by or on behalf of the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Bonds. In connection with the execution and delivery of this Supplement, the Issuer undertakes and confirms that it will not issue any System Restoration Bonds other than the Bonds provided for hereby.

The “Trust Estate” shall consist of, and the Issuer hereby absolutely and irrevocably Grants to the Trustee, as trustee for the benefit of the Holders of the Bonds issued and outstanding, all of the Issuer’s right, title and interest whether now owned or hereafter acquired (and whether now existing or hereafter arising), in, to and under (a) the System Restoration Property relating to the Bonds purchased by the Issuer pursuant to the Sale Agreement relating to the Bonds and all proceeds thereof, (b) the Sale Agreement relating to the Bonds, (c) the Bill of Sale delivered by the Seller pursuant to the Sale Agreement relating to the Bonds, (d) the Servicing Agreement relating to the Bonds and the Intercreditor Agreement executed in connection therewith, (e) the Administration Agreement, (f) the Collection Account relating to the Bonds and all subaccounts thereof (including, without limitation, the General Subaccount, the Capital Subaccount and the Excess Funds Subaccount relating to the Bonds) and all cash, securities, instruments, investment property or other assets credited to or deposited in that Collection Account or any subaccount thereof from time to time or purchased with funds therefrom, and all financial assets and securities entitlements carried therein or credited thereto, (g) the REP Deposit Account relating to the Bonds, (h) all other property of whatever kind owned from time to time by the Issuer other than any cash released to the Issuer by the Trustee pursuant to Section 8.02 of the Indenture, (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (j) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

Such Grant is made to the Trustee to have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Trustee) owing in respect of, the Bonds equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in the Indenture and this Supplement and to secure performance by the Issuer of all of the Issuer’s obligations under the Indenture and this Supplement with respect to the Bonds, all as provided in the Indenture and this Supplement; provided, however, that in no event shall the proceeds of the issuance of the Bonds constitute a portion of the Trust Estate.

The Trustee, as trustee on behalf of the Holders of the Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties as set forth in the Indenture and this Supplement.

ARTICLE I

DEFINITIONS

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to such terms in the Indenture, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

ARTICLE II

OTHER DEFINITIONAL PROVISIONS

SECTION 2.01. “Authorized Denominations” means $1,000 and integral multiples thereof, except for one Bond of each Tranche which may be of a smaller denomination.

SECTION 2.02. “Expected Amortization Schedule” means Schedule A to this Supplement.

SECTION 2.03. “Expected Final Payment Date” means, with respect to any Tranche of the Bonds, the expected final payment date therefor, as specified in Article IV of this Supplement.

SECTION 2.04. “Final Maturity Date” means, with respect to any Tranche of the Bonds, the final maturity date thereof, as specified in Article IV of this Supplement.

SECTION 2.05. “Interest Rate” has the meaning set forth in Article IV of this Supplement.

SECTION 2.06. “Issuance Date” has the meaning set forth in Section 3.02 of this Supplement.

SECTION 2.07. “Payment Date” has the meaning set forth in Section 5.01 of this Supplement.

SECTION 2.08. “Record Date” shall mean, with respect to any Payment Date, the close of business on the Business Day immediately prior to such Payment Date.

SECTION 2.09. “Required Capital Amount” has the meaning set forth in Section 5.04 of this Supplement.

ARTICLE III

DESIGNATION; ISSUANCE DATE; SOLE SERIES

SECTION 3.01. DESIGNATION. The Bonds shall be designated generally as the Issuer’s Senior Secured System Restoration Bonds and further denominated as Tranche A-1, Tranche A-2 or Tranche A-3, as applicable.

SECTION 3.02. ISSUANCE DATE. The Bonds that are authenticated and delivered by the Trustee to or upon the written order of the Issuer on November 25, 2009 (the “Issuance Date”) shall have as their date of authentication November 25, 2009.

SECTION 3.03. BOOK-ENTRY. Upon original issuance, the Bonds will be issued in the form of a typewritten Bond or Bonds representing the Book-Entry Bonds, to be delivered to DTC, as the initial Clearing Agency, by, or on behalf of, the Issuer, pursuant to Section 2.11 of the Indenture.

SECTION 3.04. NO ADDITIONAL SERIES. The Issuer commits that the Bonds are the only System Restoration Bonds that the Issuer will issue and that no additional series of System Restoration Bonds will be issued by the Issuer.

ARTICLE IV

INITIAL PRINCIPAL BALANCE; INTEREST RATE; EXPECTED

FINAL PAYMENT DATE; FINAL MATURITY DATE

(a) The Bonds of each Tranche of the Senior Secured System Restoration Bonds shall have the initial principal balance, Expected Final Payment Date and Final Maturity Date and bear interest at the interest rate (the “Interest Rate”) as set forth below:

Tranche	Initial Principal Balance	Expected Final Payment Date	Final Maturity Date	Interest Rate
A-1	$224,788,000	02/15/2015	02/15/2016	1.833%
A-2	$160,152,000	08/15/2018	08/15/2019	3.460%
A-3	$279,919,000	08/15/2022	08/15/2023	4.243%

(b) The Expected Final Payment Date for each Tranche of the Bonds will be the date when the outstanding principal balance of that Tranche will be reduced to zero if payments are made according to the Expected Amortization Schedule for that Tranche. The Final Maturity Date for each Tranche of the Bonds will be the date when the Issuer is required to pay the entire remaining unpaid principal balance, if any, of all outstanding Bonds of that Tranche.

(c) Interest on the Bonds will be paid before Principal of the Bonds. If there is a shortfall in the amounts available in the Collection Account to make interest payments, the Trustee will distribute Interest Pro Rata to each Outstanding Tranche of Bonds based on the amount of Interest payable on each Outstanding Tranche. Interest on the Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

ARTICLE V

PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE

FOR PRINCIPAL; INTEREST; REQUIRED CAPITAL AMOUNT; WATERFALL CAPS

SECTION 5.01. PAYMENT DATES. The “Payment Dates” for the Bonds are February 15 and August 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on August 15, 2010, and continuing until the earlier of repayment of such Tranche in full and the applicable Final Maturity Date.

SECTION 5.02. EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL. Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Tranches of Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Holders of record of the Bonds as of the related Record Date amounts payable in respect of the Bonds pursuant to Section 8.02(d) of the Indenture as Principal, so that the outstanding Principal balance as of such Payment Date (after giving effect to all payments of Principal, if any, made on such Payment Date) has been reduced to the extent possible to the Principal balance specified in the Expected Amortization Schedule but not less than such Principal balance. Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Tranches of Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, payments of Principal on any Tranche A-2 Bonds shall not be made on any Payment Date until the Principal balance of the Tranche A-1 Bonds has been reduced to zero, and payments of Principal on any Tranche A-3 Bonds shall not be made on any Payment Date until the Principal balance of the Tranche A-2 Bonds and the Tranche A-1 Bonds has been reduced to zero; provided, however, that payments of Principal on the Tranche A-2 Bonds may be made on the Payment Date that the Principal balance of the Tranche A-1 Bonds has been reduced to zero, and payments of Principal on the Tranche A-3 Bonds may be made on the Payment Date that the Principal balance of the Tranche A-2 Bonds has been reduced to zero.

SECTION 5.03. INTEREST. Interest will be payable on each Tranche of the Bonds on each Payment Date as follows:

(a) if there has been a payment default, any Interest payable but unpaid on any prior Payment Date, together with Interest on such unpaid Interest, if any, and

(b) accrued Interest on the principal balance of each Tranche of the Bonds as of the close of business on the preceding Payment Date, or the date of the original issuance of the Tranche of the Bonds, as applicable, after giving effect to all payments of Principal made on the preceding Payment Date;

provided, however, that, with respect to the initial Payment Date or if no payment has yet been made, Interest on the outstanding principal balance shall accrue from and including the Issuance Date to, but excluding, the following Payment Date, and thereafter from and including the previous Payment Date to, but excluding, the applicable Payment Date until the Bonds have been paid in full, at the interest rate indicated in Article IV.

SECTION 5.04. REQUIRED CAPITAL AMOUNT. The “Required Capital Amount” for the Bonds shall be $3,324,295, which is equal to 0.5% of the initial outstanding principal balance of the Bonds.

SECTION 5.05. PREMIUM. There will be no early redemption of the Bonds, and therefore no Premium will be payable in connection with the early redemption of the Bonds.

SECTION 5.06. WATERFALL CAPS. The amount payable with respect to the Bonds pursuant to Section 8.02(d)(i) of the Indenture shall not exceed $800,000 during any calendar year.

ARTICLE VI

AUTHORIZED DENOMINATIONS

The Bonds shall be issuable in the Authorized Denominations.

ARTICLE VII

REDEMPTION

The Bonds shall not be subject to mandatory or optional redemption.

ARTICLE VIII

CREDIT ENHANCEMENT

No credit enhancement (other than the Capital Subaccount and any adjustments to the System Restoration Charges approved by the PUCT as provided in the Public Utility Regulatory Act) is provided for the Bonds.

ARTICLE IX

DELIVERY AND PAYMENT FOR THE BONDS; FORM OF THE BONDS

The Trustee shall deliver or cause to be delivered the Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. Each Bond shall be in the form of Exhibit A hereto, which is incorporated herein by reference.

ARTICLE X

SECURITY INTEREST REPRESENTATIONS

SECTION 10.01. SECURITY INTEREST REPRESENTATIONS.

(a) The Indenture and this Supplement create a valid and continuing security interest (as defined in the applicable UCC) in the Trust Estate in favor of the Trustee for the benefit of the Holders, which security interest is prior to all other Liens (except for any Lien created in favor of the Holders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer owns and has good and marketable title to the Trust Estate free and clear of any Lien, claim, or encumbrance of any Person (except for any Lien created in favor of the Holders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents).

(c) The Issuer has taken or made or will have taken or made, within ten days, all appropriate actions or filings (including filings with the Texas Secretary of State in accordance with the rules prescribed under the Public Utility Regulatory Act and the UCC) in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Estate granted to the Trustee under the Indenture and this Supplement (subject to any Lien created in favor of the Holders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents).

(d) Other than the security interest granted to the Trustee pursuant to the Indenture and this Supplement and any Lien created in favor of the Holders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Estate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Trust Estate other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

The representations set forth in this Section 10.01 shall survive until this Supplement is terminated in accordance with its terms and may not be waived. The Issuer shall maintain perfection and priority of the security interest created under the Indenture and this Supplement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

SECTION 11.02. EFFECTS OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 11.03. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 11.04. GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.05. RIGHTS OF TRUSTEE AND OTHERS. The Trustee, the authenticating agent, the Bond Registrar and the Paying Agent shall be entitled to the same rights, protections, immunities, and indemnities set forth in the Indenture as if specifically set forth herein.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC, as Issuer

By:	/s/ Marc Kilbride
Marc Kilbride
Manager

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee on behalf of the Bondholders

By:	/s/ Jenna Kaufman
Jenna Kaufman
Director

By:	/s/ Maria Inoa
Maria Inoa
Associate

SCHEDULE A

Expected Amortization Schedule

	Tranche A-1	Tranche A-2	Tranche A-3
Tranche Size	$224,788,000	$160,152,000	$279,919,000
Date
11/25/2009 (Closing Date)	$224,788,000	$160,152,000	$279,919,000
8/15/2010	$204,812,114	$160,152,000	$279,919,000
2/15/2011	$179,806,286	$160,152,000	$279,919,000
8/15/2011	$161,251,221	$160,152,000	$279,919,000
2/15/2012	$135,518,357	$160,152,000	$279,919,000
8/15/2012	$116,232,865	$160,152,000	$279,919,000
2/15/2013	$89,765,445	$160,152,000	$279,919,000
8/15/2013	$70,157,280	$160,152,000	$279,919,000
2/15/2014	$43,350,598	$160,152,000	$279,919,000
8/15/2014	$23,146,239	$160,152,000	$279,919,000
2/15/2015	-	$155,829,799	$279,919,000
8/15/2015	-	$134,954,967	$279,919,000
2/15/2016	-	$106,576,556	$279,919,000
8/15/2016	-	$84,573,158	$279,919,000
2/15/2017	-	$54,964,362	$279,919,000
8/15/2017	-	$31,727,554	$279,919,000
2/15/2018	-	$758,374	$279,919,000
8/15/2018	-	-	$256,054,000
2/15/2019	-	-	$223,469,640
8/15/2019	-	-	$197,191,415
2/15/2020	-	-	$162,827,632
8/15/2020	-	-	$134,915,604
2/15/2021	-	-	$98,812,996
8/15/2021	-	-	$69,239,555
2/15/2022	-	-	$31,349,710
8/15/2022	-	-	-

Exhibit A to First Supplemental Indenture

REGISTERED	$

No.

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

THE PRINCIPAL OF THIS TRANCHE [    ] BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [    ] BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS TRANCHE [ ] BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE [    ] BONDS, IT WILL NOT INSTITUTE AGAINST OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDINGS UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC

SENIOR SECURED SYSTEM RESTORATION BONDS, Tranche [    ].

Bond Rate	Initial Principal Amount	Expected Final Payment Date	Final Maturity Date
%	$

CenterPoint Energy Restoration Bond Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to the registered holder under Section 2.05 of the Indenture, or registered assigns, the Initial Principal Amount shown above in semiannual installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(d) of the Indenture referred to on the reverse hereof, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date of this Tranche [    ] Bond, to pay the entire unpaid principal hereof on such Final Maturity Date and to pay Interest, at the Bond Rate shown above, on each February 15 and August 15, or if any such day is not a Business Day, the next succeeding Business Day, commencing on August 15, 2010 and continuing until the earlier of the payment of the Principal hereof and the Final Maturity Date of this Tranche [    ] Bond (each a “Payment Date”), on the Principal amount of this Tranche [    ] Bond outstanding from time to time. Interest on this Tranche [    ] Bond will accrue for each Payment Date from the most recent Payment Date on which Interest has been paid to but excluding such Payment Date or, if no

Interest has yet been paid, from November 25, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such Principal of and Interest on this Tranche [    ] Bond shall be paid in the manner specified on the reverse hereof.

The Principal of and Interest on this Tranche [    ] Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche [    ] Bond shall be applied first to Interest due and payable on this Tranche [    ] Bond as provided above and then to the unpaid Principal of and premium, if any, on this Tranche [    ] Bond, all in the manner set forth in Section 8.02(d) of the Indenture.

This Tranche [    ] Bond is a “transition bond” as such term is defined in the Public Utility Regulatory Act. Principal and Interest on this Tranche [    ] Bond are payable from and secured primarily by the system restoration property authorized by the Financing Order. System restoration property is known as “transition property” in the Public Utility Regulatory Act. The Public Utility Regulatory Act provides that the State of Texas pledges “for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or except as permitted . . . [through the Transition Charge Adjustment Process] . . . reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest, and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.”

Reference is made to the further provisions of this Tranche [    ] Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [    ] Bond.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Tranche [    ] Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer.

Date:

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC

By:
Marc Kilbride
Vice President, Treasurer and Manager

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:             , 2009

This is one of the Tranche [    ] Bonds designated above and referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Trustee on behalf of the Bondholders

[By: [ ],
as Authenticating Agent]

By:
Name:
Title:

REVERSE OF BOND

This Tranche [    ] Senior Secured System Restoration Bond is one of a duly authorized issue of Senior Secured System Restoration Bonds of the Issuer (herein called the “Bonds”), which are issuable in one or more Tranches, in which this Tranche [    ] Senior Secured System Restoration Bond represents an interest, including the Tranche [    ] Senior Secured System Restoration Bonds (herein called the “Tranche [    ] Bonds”), all issued and to be issued under an indenture dated as of November 25, 2009, and a supplemental indenture thereto dated as of even date therewith (such supplemental indenture, as supplemented or amended, the “Supplement” and, collectively with such indenture, as supplemented or amended, the “Indenture”), each between the Issuer and Deutsche Bank Trust Company Americas as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Trust Estate pledged, the nature and extent of the security and the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Bondholders. All terms used in this Tranche [    ] Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

The Tranche [    ] Bonds and the other Tranche of Bonds issued by the Issuer are and will be equally and ratably secured by the Trust Estate pledged as security therefor as provided in the Indenture or the Supplement.

The Principal of this Tranche [    ] Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding Principal balance thereof on such Payment Date (after giving effect to all payments of Principal, if any, made on such Payment Date) has been reduced to the Principal balance specified in the Expected Amortization Schedule which is attached to the Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture. However, actual Principal payments may be made in less than expected amounts and at later than expected times as determined pursuant to Section 8.02(d) of the Indenture and Section 5.02 of the Supplement. The entire unpaid Principal amount of this Tranche [    ] Bond shall be due and payable on the Final Maturity Date of this Tranche [    ] Bond. Notwithstanding the foregoing, the entire unpaid Principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Bondholders representing a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All Principal payments on the Tranche [    ] Bonds shall be made pro rata to the Tranche [    ] Bondholders entitled thereto based on the respective Principal amounts of the Bonds held by them.

Payments of Interest on this Tranche [    ] Bond due and payable on each Payment Date, together with the installment of Principal or premium, if any, due on this Tranche [    ] Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Holder of this Tranche [    ] Bond in the Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Supplement, except that with respect to Tranche [    ] Bonds

registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of Principal and premium, if any, payable with respect to this Tranche [    ] Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Bond Register as of the applicable Record Date without requiring that this Tranche [    ] Bond be submitted for notation of payment. Any reduction in the Principal amount of this Tranche [    ] Bond (or any one or more predecessors to such Bond) effected by any payments made on any Payment Date shall be binding upon all future Bondholders of this Tranche [    ] Bond and of any Tranche [    ] Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid Principal amount of this Tranche [    ] Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Tranche [    ] Bond and shall specify the place where this Tranche [    ] Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay Interest on overdue installments of Interest on this Tranche [    ] Bond at the Bond Rate for Tranche [    ] to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [    ] Bond may be registered in the Bond Register upon surrender of this Tranche [    ] Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Tranche [    ] Bonds of any Authorized Denominations and in the same aggregate unpaid Principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche [    ] Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

Prior to the due presentment for registration of transfer of this Tranche [    ] Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Tranche [    ] Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of Principal of and premium, if any, and Interest on this Tranche [    ] Bond and for all other purposes whatsoever, whether or not this Tranche [    ] Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Bondholders under the Indenture at any time by the Issuer with the consent of the

Bondholders representing a majority of the Outstanding Amount of all Bonds at the time Outstanding of each Tranche to be affected. The Indenture also contains provisions permitting the Bondholders representing specified percentages of the Outstanding Amount of the Bonds, on behalf of all Bondholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Bondholders of this Tranche [    ] Bond (or any one or more predecessors of such Bonds) shall be conclusive and binding upon such Bondholder and upon all future Bondholders of this Tranche [    ] Bond and of any Tranche [    ] Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [    ] Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Bondholders.

For so long as the Servicer and Issuer are each disregarded as an entity separate from CenterPoint Energy, Inc., a Texas corporation (“CenterPoint Energy”), under U.S. Treasury Regulations §§ 301.7701-2 and -3, each Bond Owner, by acquiring a beneficial interest, agrees to treat such Bond as indebtedness of CenterPoint Energy for federal income (and, to the extent applicable, state and local income and franchise) tax purposes unless otherwise required by appropriate taxing authorities. For any time period other than that in which the Servicer and Issuer are each disregarded as an entity separate from CenterPoint Energy or to the extent the appropriate taxing authorities require a tax treatment contrary to that described in the preceding sentence, each Bond Owner agrees to treat such Bond as indebtedness of the Issuer or such other party as is required by the appropriate taxing authority. For purposes other than federal income (and, to the extent applicable, state and local income and franchise) tax purposes, each Bond Owner is looking to the Issuer for payment of the amounts due and payable hereunder.

The term “Issuer” as used in this Tranche [    ] Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate.

The Tranche [    ] Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

THIS TRANCHE [    ] BOND, THE INDENTURE AND THE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Tranche [    ] Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal of and Interest on this Tranche [    ] Bond at the times, place, and rate, and in the coin or currency herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee                                  .

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the Tranche [    ] Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

(name and address of appointee)

attorney, to transfer said Tranche [    ] Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*
Signature Guaranteed:

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the Tranche [    ] Bond in every particular, without alteration, enlargement or any change whatsoever.

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